Exhibit 99.2

FOR IMMEDIATE RELEASE

United Development Funding IV Launches Tender Offer

Grapevine, Texas, June 4, 2014 – United Development Funding IV (“UDF IV”) (NASDAQ: UDF) announced that, in conjunction with the listing of its common shares of beneficial interest (the “Common Shares”) on the NASDAQ Global Select Market today, it has commenced a concurrent tender offer to purchase up to $35 million of its Common Shares (the “Tender Offer”) from its shareholders. In accordance with the terms of the Tender Offer, UDF IV will pay a purchase price of $20.50 per share, net to the seller in cash, less any applicable withholding taxes and without interest. UDF IV intends to fund the Tender Offer with cash on hand and funds available under UDF IV’s existing credit facilities.

The Tender Offer will expire at 12:01 a.m., Eastern Time, on July 2, 2014, unless the Tender Offer is extended or withdrawn. To tender shares, shareholders must follow the procedures described in the offer to purchase, the letter of transmittal and the other documents related to the Tender Offer filed with the Securities and Exchange Commission (the “SEC”).

Pre-Commencement Communications

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares. The full details of the Tender Offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and related materials, which will become available to shareholders promptly following commencement of the Tender Offer. Shareholders should read carefully the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information. Shareholders may obtain free copies, when available, of the offer to purchase and other related materials that will be filed by UDF IV with the Securities and Exchange Commission (the “SEC”) at the SEC’s website at www.sec.gov. When available, shareholders also may obtain a copy of these documents, free of charge, from American National Stock Transfer, LLC, the information agent for the Tender Offer, at 1-877-373-2522 (toll-free).

About United Development Funding IV

United Development Funding IV is a Maryland real estate investment trust formed on May 28, 2008 primarily to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. Additional information about UDF IV can be found on its website at www.UDFIV.com.

Important Notice Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may relate to anticipated financial performance, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. These forward-looking statements are based on management’s current intents, beliefs, expectations and assumptions and on information currently available to management that are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in these forward-looking statements. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements made by us or on our behalf to reflect changed assumptions, the occurrence of unanticipated events or changes as a result of new information, future developments, subsequent events or circumstances or otherwise.  Factors that could cause actual results to differ materially from any forward-looking statements include but are not limited to changes in general economic conditions; changes in real estate conditions; development costs that may exceed estimates; development delays; increases in interest rates or decreases in residential lot take down or purchase rates or prices; our borrowers’ inability to sell residential lots; and the potential need to fund development costs not completed by the initial borrower or other capital expenditures out of operating cash flows. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in subsequent filings with the U.S. Securities and Exchange Commission.

Contacts
Anthony J. DeFazio	Michael K. Wilson
DDCworks	United Development Funding
tdefazio@ddcworks.com	mwilson@umth.com
Ph: 484-342-3600	Ph: 817-835-0650